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                                                                    EXHIBIT 11.1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

Net Income Per Share

         Net income per share is computed using the weighted average number of common and dilutive shares outstanding during the period. A reconciliation of the numerators and denominators of the basic and diluted per-share computations follows:

                                                    YEARS ENDED MARCH 31,
                                         ------------------------------------------
                                             1999           2000          2001
                                         ------------   ------------   ------------
BASIC
Numerator:

Net income                               $ 14,144,000   $ 20,876,000   $ 22,668,000
                                         ============   ============   ============

Denominator:

Weighted average common
   stock outstanding                       24,004,290     24,760,163     29,145,057
                                         ============   ============   ============

Net income per share                     $       0.59   $       0.84   $       0.78
                                         ============   ============   ============

DILUTED
Numerator:

Net income                               $ 14,144,000   $ 20,876,000   $ 22,668,000
                                         ============   ============   ============

Denominator:

Weighted average common                    24,004,290     24,760,163     29,145,057
   stock outstanding

Other Dilutive Securities:
Preferred stock                                73,260             --      3,750,000
Options and warrants using the
  treasury stock method                     2,798,652      2,977,053      3,293,736
                                         ------------   ------------   ------------
Weighted average shares outstanding        26,876,202     27,737,216     36,188,793
                                         ============   ============   ============

Net income per share                     $       0.53   $       0.75   $       0.63
                                         ============   ============   ============
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